UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): OCTOBER 2, 2006


                        ARMSTRONG WORLD INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


        PENNSYLVANIA                      1-2116                  23-0366390
(State or other jurisdiction of        (Commission            (I.R.S. employer
         incorporation)                file number)          identification no.)



                            P.O. BOX 3001, LANCASTER,
                    PENNSYLVANIA 17604 (Address of principal
                          executive offices) (Zip code)


       Registrant's telephone number, including area code: (717) 397-0611


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                  Introduction
                                  ------------

         On October 2, 2006 (the "Effective Date"), the Fourth Amended Plan of Reorganization, as Modified, dated February 21, 2006 (the "Plan of Reorganization"), of Armstrong World Industries, Inc. (the "Company"), which was confirmed by order of the U.S. District Court for the District of Delaware (the "Court") on August 18, 2006, became effective and the Company emerged from proceedings under Chapter 11 of the U.S. Bankruptcy Code. The Company on December 6, 2000 had filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in order to use the court-supervised reorganization process to achieve a resolution of asbestos-related liability claims against the Company. The Plan of Reorganization includes a comprehensive settlement resolving the Company's liability for asbestos-related personal injury claims by establishing and funding the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust (the "Asbestos Trust") for the benefit of current and future asbestos personal injury claimants against the Company. The Plan of Reorganization is Exhibit 2.1 hereto and was filed as Exhibit 2.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and is summarized in Note 2 to the Company's financial statements for the quarter ended June 30, 2006 included in the Company's Form 10-Q report for such quarter. Further information regarding the Plan of Reorganizations is contained in the Company's Disclosure Statement dated June 2, 2003, which is filed as Exhibit
99.2 to the Company's Form 8-K report filed on May 23, 2003 (the "Disclosure Statement").

         In implementation of the Plan of Reorganization, the Company, among other things, is required to make to the Asbestos Trust and to the holders of allowed general unsecured creditor claims against the Company cash payments (and, in certain circumstances, notes) in an amount to be determined in accordance with the Plan of Reorganization, which will be $1,125 million at a minimum and may be greater depending on the amount of the Company's "Available Cash" (as defined in the Plan of Reorganization) on the Effective Date,. The bulk of such payments are expected to be made by October 17, 2006.

         On the Effective Date, among other things, all pre-existing equity interests in the Company (which were owned by a wholly-owned subsidiary of Armstrong Holdings, Inc.) were cancelled pursuant to the Plan of Reorganization, and the articles of incorporation of the Company were amended and restated (as so restated, the "Articles") to authorize 200,000,000 Common Shares, par value $0.01 per share (the "Common Shares"), and 15,000,000 Preferred Shares, without par value (the "Preferred Shares"). The by-laws of the Company were simultaneously amended and restated (as so restated, the "By-laws") Pursuant to the Plan of Reorganization, the Company issued on the Effective Date or will subsequently issue thereafter a total of 56.4 million Common Shares to the its creditors. The Asbestos Trust has received 65.57% of such shares and the holders of allowed unsecured creditor claims against the Company will receive 34.43% of such shares. As a result, the Company today ceased to be a subsidiary of Armstrong Holdings, Inc. The Plan of Reorganization also provides for the establishment of the 2006 Long-Term Incentive Plan of the Company (the "LTIP"), under which the Company is authorized to issue to officers and key employees incentive awards in respect of up to 5,349,000 Common Shares. The Company adopted the LTIP and has obtained shareholder approval of it and its material terms on the Effective Date. Incentive awards for a total of 2,122,600 Common

Shares are being granted in connection with the Company's emergence from Chapter
11. No Preferred Shares were or are to be issued pursuant to the Plan of Reorganization and none are currently planned to be issued.

         On the Effective Date, the Company's Board of Directors was reconstituted to consist of nine members selected in connection with the development of the Plan of Reorganization and designated in an exhibit to the Plan of Reorganization and the order of the Court confirming the Plan of Reorganization.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Described below are material agreements entered into in connection with the Company's emergence from Chapter 11.

Credit Agreement
----------------

         On the Effective Date, the Company, together with certain of subsidiaries of the Company as guarantors, entered into a credit agreement (the "Credit Agreement") with a syndicate of lenders, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as Co-Syndication Agents, and LaSalle Bank National Association and The Bank of Nova Scotia, as Co-Documentation Agents.

         The Credit Agreement provides the Company with a $300 million revolving credit facility (the "Revolving Credit Facility"), with sublimits for letters of credit and swing-line loans and contemplates a $300 million Tranche A term loan (the "Tranche A Term Loan") and a $500 million Tranche B term loan (the "Tranche B Term Loan" and, together with the Tranche A Term Loan, the "Term Loans"). The Revolving Credit Facility is currently available and will be used to support the Company's on-going liquidity needs. The Term Loans are not yet committed, pending completion of the lender syndicate, but are currently expected by the Company to become available and to be funded on or about October 16, 2006. The proceeds of the Term Loans will be used to fund in part certain cash distributions required by the Plan of Reorganization to be made by the Company to creditors and to the Asbestos Trust. The Plan of Reorganization provides for the Company to issue certain notes (the "Plan Notes") instead of making a portion of such cash distributions in the event the Term Loans are not committed and funded in a sufficient amount by the time distributions are to be made to the Company's creditors. The Revolving Credit Facility and the Tranche A Term Loan will mature on October 2, 2011, and the Tranche B Term Loan will mature on October 2, 2013.

         Borrowings under the Credit Agreement bear interest at a rate equal to an applicable margin plus, at the Company's option, either (a) a base rate determined by reference to the higher of (1) the federal funds rate plus 1/2 of 1% or (2) the "prime rate" of Bank of America, N.A. or (b) a LIBOR rate determined by reference to the British Bankers Association LIBOR Rate as published by Reuters for the interest period relevant to such borrowing adjusted for certain additional reserves. The initial applicable margin for borrowings under the Revolving Credit Facility will be 0.50% with respect to base borrowings and 1.50% with respect to LIBOR borrowings, with such applicable margins subject to adjustment based on the Company's leverage ratio. The Company expects that the initial applicable margin for the Tranche A Term Loan to be 0.50% with respect to base rate borrowings and 1.50% with respect to LIBOR borrowings, with such applicable margins subject to adjustment based on the Company's leverage ratio. The Company expects the applicable margin for the

Tranche B Term Loan to be 1.00% with respect to base rate borrowings and 2.00% with respect to LIBOR borrowings. In addition to paying interest on outstanding principal under the Credit Agreement, the Company will pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder at a rate per annum equal to 0.375% (subject to adjustment based on the Company's leverage ratio). The Company also expects to pay customary letter of credit fees.

         The Credit Agreement requires the Company to prepay outstanding loans, subject to certain exceptions, with (i) 100% of the net cash proceeds of all non-ordinary course asset sales and casualty and condemnation events, subject to certain exceptions and limitations, and (ii) 50% of the Company's excess cash flow, subject to certain exceptions based on the Company's leverage ratio and debt ratings. In addition, the Company may voluntarily repay outstanding loans under the Credit Agreement at any time without premium or penalty, other than customary "breakage" costs with respect to LIBOR loans.

         All obligations under the Credit Agreement will be unconditionally guaranteed by each of the Company's existing and future, direct and indirect, material domestic subsidiaries, subject to certain exceptions. All obligations of the Company under the Credit Agreement, and the guarantees of those obligations (as well as cash management obligations and any interest hedging or other swap agreements), will be secured by substantially all of the Company's assets as well as those of each subsidiary guarantor, subject to certain exceptions. These security interests will be released in certain circumstances based on the Company's debt ratings and the repayment in full of the Tranche B Term Loan.

         The Credit Agreement requires the Company to comply with various covenants and restrictions, including covenants and restrictions relating to indebtedness, liens, investments, mergers and acquisitions, dividends and transactions with affiliates of the Company, each of which will be subject to certain exceptions. Additionally, the Credit Agreement contains financial covenants requiring the Company to maintain a maximum consolidated leverage ratio and a minimum consolidated interest coverage ratio. The Credit Agreement will also contain customary events of default.

         The foregoing is only a brief description of material terms of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and to which reference is made for more detailed information regarding the Credit Agreement's terms.

Asbestos Trust Agreement
------------------------

         On October 2, 2006, the Company, in accordance with the Plan of Reorganization, entered into a trust agreement establishing the Asbestos Trust with certain individuals as trustees. As provided by the Plan of Reorganization, the Company on October 2, 2006 issued to the Asbestos Trust 36,981,480 Common Shares. In addition, the Company will also pay on or about October 16, 2006 to the Asbestos Trust in cash an amount to be determined in accordance with the Plan of Reorganization in a minimum amount of approximately $ 724.9 million. These distributions discharge the Company's present and future liability for asbestos personal injury claims. In the event the Term Loans are not committed and funded by the time the cash payment is required to be made to the Asbestos Trust, the Company under the Plan of Reorganization may instead issue to the Asbestos Trust Plan Notes for part of such amount. The Company will play no role in the administration of the Asbestos Trust. A copy of the trust agreement is attached hereto as Exhibit 10.2.

Stockholder and Registration Rights Agreement
---------------------------------------------

         The Company and the Asbestos Trust on October 2, 2006 entered into a Stockholder and Registration Rights Agreement (the "Stockholder Agreement"), which provides, among other things, (i) a process for the Asbestos Trust to initiate the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), for public sale of the Common Shares of the Company issued to the Asbestos Trust under the Plan of Reorganization, (ii) if the Company does not make the full cash payment to the Asbestos Trust required by the Plan of Reorganization, as referred to above, the registration by the Company under the Securities Act for public sale of the Plan Notes issued to the Asbestos Trust instead of making such cash payment; (iii) certain rights of minority shareholders to participate in certain sales of Common Shares and similar transactions undertaken by the Asbestos Trust; (iv) certain restrictions on actions that may be taken by the Company without the approval of the Asbestos Trust and (v) certain voting obligations of the Asbestos Trust with respect to the Common Shares owned by it. In general, the Asbestos Trust will have the same rights and be subject to the same obligations under the Stockholder Agreement with respect to any securities issued to it in respect of the Common Shares (or Plan Notes) as a dividend or distribution or as a result of a recapitalization of the Company, merger, exchange of securities or a similar transaction. In addition, the same provisions will apply in respect of any shares of the Company, other than Common Shares, that are entitled to vote in the election of directors which the Asbestos Trust may in the future come to own.

         o  Common Share and Plan Note Registration Rights

         Pursuant to the Stockholder Agreement, the Asbestos Trust will be granted registration rights with respect to its shares of the Common Shares. These registration rights will include the right to "demand" registrations and unlimited "piggyback" rights with respect to registrations by the Company of its Common Shares. The Asbestos Trust, however, will not be permitted to demand registration of less than $100 million in aggregate principal amount of its shares of the Common Shares (or such lesser amount that the Asbestos Trust may hold at such time), and the Company will not be required to effect more than one demand registration in any nine-month period. In addition, the Asbestos Trust will not be permitted to demand registration or sell or otherwise transfer or dispose of its Common Shares for 90 days following the effective date of a registration statement filed by the Company relating to the sale of Common Shares or any other equity security of the Company for the Company's benefit (or 180 days in the case of a registration statement related to the first registered public offering of equity by the Company after the Effective Date, with certain exceptions), except for Common Shares included in such registration.

         The Stockholder Agreement provides that the Company has the customary right to refuse a demand registration under certain circumstances and for limited periods of time and that the Company will bear the costs and expenses associated with any registration and includes other customary terms, provisions, representations and warranties typically contained in registration rights agreements, including indemnification and contribution rights.

         Pursuant to the Stockholder Agreement, the Asbestos Trust has also been granted the right to "demand" registrations with respect to Plan Notes owned by the Asbestos Trust, if Plan Notes are issued under the Plan of Reorganization. The terms of such registration rights are substantially similar to the registration rights afforded the Asbestos Trust with respect to Common Shares.

         o  Minority Shareholder Rights

         As long as the Asbestos Trust is the beneficial owner of 20% or more of the outstanding Common Shares (determined as provided by the Stockholder Agreement), the holders of Common Shares other than the Asbestos Trust will have the right to participate with the Asbestos Trust in the certain sales of Common Shares by the Asbestos Trust and similar transactions. Subject to certain exceptions, these rights of participation will be triggered by a sale by the Asbestos Trust, in one or a series of related transaction, of Common Shares representing 5% or more of the outstanding Common Shares to a person who will beneficially own more than 35% of the Common Shares or more Common Shares than are then beneficially owned by the Asbestos Trust. These "tagalong" provisions are intended to ensure that the Asbestos Trust does not transfer a substantial block of the Common Shares without affording the minority holders the right to benefit in such transaction on a pro rata basis with the Asbestos Trust and may be affected by the making of a tender offer for the shares held by other Common Shareholder on the same terms on which the Asbestos Trust would sell its shares. Provisions to substantially the same effect are included in the Company's Articles, including provisions with respect to transfers of shares occurring by reason of a corporate transaction such as a merger (as further described in Item
8.01 below), and the Company is not permitted to give effect to a transfer of Common Shares by the Asbestos Trust that is not made in accordance with these provisions.

         o  Restrictions on Actions By the Company

         The Stockholder Agreement provides that until the Asbestos Trust beneficially owns 20% or less of the outstanding Common Shares, the Company shall not, without the Asbestos Trust's approval, adopt or maintain a shareholder rights plan that provides some, but not all, holders of shares of the Common Shares the right to acquire securities of the Company, for the purpose of making an acquisition of additional voting shares of the Company by a person or group acquiring more than a specified level of ownership in the Company more difficult or expensive. The Articles contain a provision to the same effect, as discussed in Item 8.01.

         o  Voting Obligations of the Asbestos Trust

         Pursuant to the Stockholder Agreement, until the earlier of the tenth anniversary of the Effective Date and such time as the Asbestos Trust ceases to hold 20% or more of the outstanding Common Shares, the Asbestos Trust shall not knowingly nominate for election or vote its shares in favor of the election as a director of an individual, if, by reason of such individual's election, a majority of the members of the Board of Directors would cease to be "independent directors" within the meaning of the listing standards promulgated by NYSE and also Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         In addition, pursuant to the Stockholder Agreement and related to the selection of the Company's initial directors as of the Effective Date (as discussed in Item 5.01 below), the Asbestos Trust, in connection with the election of directors at the annual meeting of shareholders of the Company first held in 2008, shall vote its shares in favor of the re-election of James J. Gaffney and Robert C. Garland (or his successor in office as a director), or the individual nominated to fill his position on the Board in accordance with the procedures established by Section 4B of Article II of the Bylaws in the event that Mr. Gaffney or Mr. Garland (or his successor in office as a director) is unable or unwilling to serve as director. Further, if a director is to be elected by the shareholders to fill a vacancy on the Board of Directors occurring before the first annual meeting of shareholders held in 2009, the Asbestos Trust shall vote its shares of Voting Shares in favor of the election of the individual nominated by the Board of Directors to fill such vacancy in accordance with Section 4B of Article II of the Bylaws.

         The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by the text of the Stockholder Agreement, which is attached as Exhibit 10.3 hereto, and by the Articles and By-laws, which are attached as Exhibits 3.1 and 3.2 hereto, respectively.

2006 Long Term Incentive Plan
-----------------------------

         The LTIP authorizes the Management Development and Compensation Committee (the "Committee") of the Board of Directors to grant equity-based and cash awards (including performance-based awards) to officers and key employees of the Company. The purpose of the LTIP is to provide incentives which will attract, retain and motivate highly competent persons as officers and key employees of the Company by providing them with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company as well as acquire a proprietary interest in the long-term success of the Company.

         The following is a summary of the key provisions of the LTIP:

      o Number of Shares. The aggregate number of shares reserved and available for grant under the LTIP is 5,349,000 Common Shares. The maximum number of Common Shares with respect to which awards may be granted to any individual participant under the LTIP in any one calendar year shall not exceed 750,000.

      o  Administration. The LTIP will be administered by the Committee.

      o Eligibility. Officers and key employees of the Company are eligible to become participants in the LTIP, as determined by the Committee from time to time.

      o Duration of the LTIP. The LTIP became effective as of October 2, 2006, and will terminate on October 2, 2016, after which date no further awards may be made under the LTIP.

      o LTIP Awards. The LTIP authorizes the Committee to grant a variety of incentive awards to participants, as described below. Each award shall be evidenced by a written award agreement, which shall specify the terms and conditions of the award, as determined by the Committee in its discretion, subject to the limitations set forth in the LTIP.

            * Stock Options. The Committee may grant options to acquire Common Shares, which may be incentive stock options or non-qualified stock options for U.S. federal income tax purposes. The exercise price of an option will be determined by the Committee.

            * Stock Appreciation Rights. The Committee may grant stock appreciation rights. Upon the exercise of a stock appreciation right, the holder will have the right to receive the excess, if any, of the fair market value of one Common Share on the date of exercise, over the grant price of the stock appreciation right as determined by the Committee, which will not be less than the fair market value of a Common Share on the date of grant.

            * Restricted Stock Awards. The Committee may grant awards of restricted Common Shares, which will be subject to restrictions on transferability and other restrictions as the Committee may impose, including, without limitation, restrictions on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock. These awards may be subject to forfeiture upon termination of employment or upon a failure to satisfy performance goals during the applicable restriction period.

            * Stock Units. The Committee may grant Stock Units (a notional amount equal to one Common Share) which will be subject to such terms and conditions, including form of settlement and vesting, as the Committee determines appropriate and as the award agreement shall specify.

            * Cash Awards. The Committee may grant awards to be settled solely in cash. Cash Awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate. The maximum Cash Award that may be paid to any participant in any one year is $3,000,000.

            * Performance-Based Awards. The Committee may grant an award that will entitle the holder to receive a specified number of Common Shares, or cash in lieu of shares, or a combination thereof, if certain performance goals or market conditions are met. Performance-based awards can be determined based on the following criteria, individually or in combination, alone or in reference to other companies' performance: (i) net earnings; (ii) earnings per share; (iii) sales; (iv) operating income; (v) earnings before interest and taxes; (vi) earnings before interest, taxes, depreciation and amortization; (vii) cash flow; (viii) working capital targets; (ix) return on equity; (x) return on capital;
               (xi) market price per share; and (xii) total return to shareholders.

      o Interpretation. The Committee has the power to set, alter or change the rules, guidelines and regulations for the administration of the LTIP, and to interpret the LTIP and any and all guidelines, rules and regulations so adopted.

      o Amendment or Termination. The Company may amend or terminate the LTIP at any time. The LTIP may not be amended to: (i) increase the aggregate number of shares of Common Shares available for awards under the LTIP;
         (ii) increase the maximum number of shares or maximum Cash Award that may be awarded to any participant; (iii) change the types of business criteria on which Performance-Based Awards are to be based under the LTIP; or (iv) modify the requirements as to eligibility for participation in the LTIP without approval of the majority of the shareholders of the Company.

      o Anti-Dilution. The number of Common Shares with respect to which awards may be granted under the LTIP or subject to any outstanding award, and the nature of the securities which may be issued under the LTIP, shall be adjusted, as applicable, as a result of stock splits, stock dividends, or other subdivisions or combinations of the Common Shares, or reorganizations, mergers, consolidations, dividends or reclassifications affecting the Company.

      o Change in Control. In the event of a Change in Control (as defined in the LTIP) of the Company, all then outstanding and unvested Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Stock Units shall immediately vest and become exercisable and any restrictions on transfer of such awards shall immediately lapse. Among other things, an acquisition by any person (other than the Asbestos Trust) of beneficial ownership of 35% or more of the Common Shares (determined as provided in the LTIP) will constitute a Change in Control for this purpose.

         The foregoing description of the LTIP does not purport to be complete and is qualified in its entirety by the LTIP, which is filed as Exhibit 10.4 hereto.

         The Committee has granted on October 2, 2006, non-qualified Stock Options and Restricted Stock Awards under the LTIP to 72 officers and key employees of the Company involving, together, a total of 2,122,600 Common Shares. The Restricted Stock Awards are conditioned upon the Company registering the shares involved under the Securities Act of 1933, as amended (the "Securities Act"). The Company expects to register such shares in October. The exercise price of the Stock Options shall be the volume weighted average of the closing price of the Common Shares over the trading days in the period from the commencement of "regular way" trading in the Common Shares through October 31, 2006. These Stock Options vest in three equal installments on the second, third and fourth anniversaries of the Effective Date, subject to the recipient's continued employment through the relevant vesting date except as otherwise provided by the LTIP. Each Stock Option is subject to the terms and conditions of a Stock Option Agreement and a notice of stock option grant, the forms of which are filed as Exhibits 10.5 and 10.7 hereto, respectively. The Common Shares subject to the Restricted Stock Awards cannot be sold or otherwise transferred by the recipient until the shares vest; the Restricted Shares vest and transfer restriction will lapse in three equal installments on the second, third and fourth anniversaries of the Effective Date, subject to the recipient's continued employment through the relevant vesting date, except as otherwise provided by the LTIP. The recipients are entitled to vote and to receive any dividends or other distributions on the Common Shares subject to the Restricted Stock Awards. The Restricted Stock Awards are subject to the terms and conditions of a Restricted Stock Agreement and a Notice of Restricted Stock Grant, the forms of which are filed as Exhibits 10.6 and 10.7 hereto, respectively.

         Among these grants, the Company's executive officers will receive Options for the number of shares and the number of Restricted Shares as set forth in the table below:

Name and Position                                             Options                  Restricted Shares
-----------------                                             -------                  -----------------

Michael D. Lockhart, Chairman and Chief Executive             225,000                        75,000
Officer

Nicholas F. Grasberger, Senior Vice President and             124,200                        41,400
Chief Financial Officer

Stephen J. Senkowski, Executive Vice President                165,600                        55,200

John N. Rigas, Senior Vice President, Secretary and            82,800                        27,600
General Counsel

Frank J. Ready, President and Chief Executive                  82,800                        27,600
Officer of AFP N. America

Donald A. McCunniff, Senior Vice President of Human            82,800                        27,600
Resources

William C. Rodruan, Vice President and Controller              30,000                        10,000


Director and Officer Indemnification Agreements
-----------------------------------------------

         The Company has entered into, effective as of the Effective Date, indemnification agreements, each in the form attached as Exhibit 10.8 hereto (an "Indemnification Agreement"), with each of its nine directors (who are named below) and each of its executive officers named above providing in each case for indemnification of such director or officer (each an "Indemnitee") against liabilities relating to their service as directors or officers.

         The rights of the Indemnitees under the Indemnification Agreements are in addition to any other rights the Indemnitees may have under the Company's Articles or Bylaws or the Pennsylvania Associations Code or otherwise. Each Indemnification Agreement requires the Company to indemnify the Indemnite against liability that may arise by reason of his or her status or service to the Company, unless the Indemnitee acted with willful misconduct or recklessness, as determined by a court. The Indemnification Agreements further require the Company to purchase and maintain director's and officer's insurance coverage for the benefit of the Indemnitees for so long as the Indemnitees are directors or officers or are subject to any possible claim by reason of having been a director or officer, subject to certain exceptions and qualifications.

         The Indemnification Agreements require the Company to advance all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any proceeding to which an Indemnitee is, or is threatened to be, made a party or a witness and to indemnify for certain expenses where wholly or partly successful, subject to certain exceptions. In addition, the Indemnification Agreements establish guidelines as to the defense and settlement of claims by the parties.

         The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by the form of the Indemnification Agreement, which is attached as Exhibit 10.8 hereto.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The disclosure set forth under Item 1.01 with respect to the Term Loans under the Credit Agreement is incorporated herein by reference.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

         As discussed in Item 1.01 above, on the Effective Date the Company issued 36,981,480 Common Shares to the Asbestos Trust. The Company will issue under the Plan of Reorganization up to 19,418,520 Common Shares to holders of allowed general unsecured creditor claims. Most of such shares will be issued on October 17, 2006, but some may be reserved for issuance to holders of general unsecured creditor claims that have not yet been resolved, to the extent their claims are allowed, or, to the extent such claim are disallowed, to all holders of allowed general unsecured creditor claims, divided among them pro rata in accordance with the amount of their allowed claims. For a description of the claims discharged by reason of the issuance of such Common Shares to the Asbestos Trust and holders of allowed unsecured claims, see the Disclosure Statement and the Plan of Reorganization. The issuance of these Common Shares is exempt from registration under the Securities Act pursuant to Section 1145 of the U.S. Bankruptcy Code.


ITEM 3.03.  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

         On the Effective Date, among other things, the Company pursuant to the Plan of Reorganization and the order of the Court confirming the Plan of Reorganization was discharged of all of its obligations respecting its previously outstanding debt securities, which included its 9% Medium-Term Notes Due 2001, 6.35% Senior Notes Due 2003, 6.50% Senior Notes Due 2005, 9.75% Debentures Due 2008, 7.45% Senior Notes Due 2029 and 7.45% Senior Quarterly Interest Bonds Due 2038, as well as all other general unsecured creditor claims against the Company subject to the Plan of Reorganization, in exchange for the distributions of cash (or cash and Plan Notes in the circumstances described in Item 1.01 above) and Common Shares provided by the Plan of Reorganization. In addition, the pre-existing equity interests in the Company were cancelled pursuant to the Plan of Reorganization. Also on the Effective Date, the articles of incorporation of the Company were amended and restated to authorize 200,000,000 Common Shares and 15,000,000 Preferred Shares, which may be issued in one or more series, each with such designations, rights, powers, preferences and privileges as may be provided by the Board of Directors or otherwise provided in accordance with the Articles.

ITEM 5.01.  CHANGES IN CONTROL OF THE REGISTRANT.

         As described in the Introduction, on the Effective Date, pursuant to the Plan of Reorganization all securities of the Company outstanding immediately prior to the Effective Date, including all the then outstanding common shares of the Company, which were owned by Armstrong Holdings, Inc., were cancelled.

         As described in the Introduction and Item 1.01, on the Effective Date the Asbestos Trust was issued 36,981,480 Common Shares and became the sole shareholder of the Company. After the issuance of the additional Common Shares provided by the Plan of Reorganization to general unsecured creditors, the Asbestos Trust will own approximately 65.57 % of the Common Shares. By virtue of such share ownership, the Asbestos Trust may be considered to control the Company, subject to the provisions regarding the composition of the Board of Directors of the Company contained in the Articles, the By-laws and the Stockholder Agreement. As a result of the Company's emergence from Chapter 11, the identity of a majority of the directors of the Company's Board of Directors has changed as described in Item 5.02 below.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.


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
(d) On the Effective Date, in connection with the Company's emergence from Chapter 11, the size of the Company's Board of Directors was expanded to nine members. In implementation of the Plan of Reorganization, the following individuals were elected directors on the Effective Date: James J. Gaffney, Robert C. Garland, Scott D. Miller, Russell F. Peppet, Arthur J. Pergament and Alexander M. Sanders, Jr. In addition, in accordance with the Plan of Reorganization, Michael D. Lockhart, Judith R. Haberkorn and John J. Roberts, who were previously elected as directors, continue as members of the Board of Directors and Mr. Lockhart continues to serve as Chairman of the Board of Directors and Chief Executive Officer of the Company. These nine directors were selected in connection with the development of the Plan of Reorganization and named in an exhibit to the Plan of Reorganization and the order confirming the Plan of Reorganization. Specifically, Messrs. Miller, Peppet, Pergament and Sanders were selected jointly by the Official Committee of Asbestos Claimants and the Future Claimants' Representative appointed in the Company's Chapter 11 case, Messrs. Gaffney and Garland were selected by the Official Committee of Unsecured Creditors appointed in the case and Ms Haberkorn and Mr. Roberts were selected jointly by all three of such parties in the case. The continuation of Mr. Lockhart, Chief Executive Officer of the Company, as a member and Chairman of the Board of Directors was endorsed by all three of such parties. Pursuant to the Articles, the Bylaws and the Stockholders Agreement, the initial nine directors will have an initial term of office ending at the 2008 annual meeting of shareholders and, thereafter, a term ending at the next annual meeting of shareholders (and, in each case, the election and qualification of his or her successor).

ITEM 8.01.  OTHER EVENTS.

         Common Shares have or will be issued in connection with the Plan of Reorganization, as described above. The following is a description of the Common Shares and a summary of certain material provisions of the Articles and Bylaws of the Company, which have been amended and restated as of the Effective Date. This summary is qualified by the text of the Articles and the Bylaws, which are attached as Exhibits 3.1 and 3.2 hereto, respectively.

         The holders of the Common Shares are entitled to one vote per share on all matters to be voted upon by the holders of Common Shares. Holders of the Common Shares are entitled to vote on all matters (including the election of all directors) on which the shareholders of the Company are entitled to vote. The Company's Board of Directors is not classified and all directors are elected for the same term of office by vote of the Common Shareholders.

         Directors to be elected by the holders of Common Shares shall be elected by plurality vote and on all other matters, except as otherwise provided by the Articles and Bylaws or by law, the affirmative vote of the holders of a majority of the Common Shares present and voting at a meeting at which a quorum is present shall constitute the act of the Common Shareholders. The initial term of office of the directors extends until the 2008 annual meeting of shareholders of the Company. After the 2008 annual meeting of shareholders, their term extends until the next annual meeting of shareholders at which directors are elected, in each case subject to the earlier death, resignation, disqualification, removal or incapacity of a director. Amendment of the By-laws, approval of the issuance of Preferred Shares and certain other actions by the Board of Directors require a supermajority vote of the Board of Directors.

         The holders of the Common Shares are entitled to receive dividends, when and as declared by the Company's Board of Directors, out of assets legally available for that purpose. The holders of the Common Shares have no preemptive, subscription or conversion rights, and the Common Shares are not subject to redemption.

         The Articles provide that, commencing on the Effective Date and continuing until the Asbestos Trust first ceases to be the beneficial owner (determined as provided in the Articles) of at least 20% of the outstanding Common Shares, the Asbestos Trust may not, subject to certain exceptions, transfer, in one transaction or a series of related transactions, any Common Shares, or other shares entitled to vote generally in the election of directors ("Voting Shares"), representing more than 5% of the Common Shares (or entitled to cast more than 5% of the votes that may be cast in the election of directors) to any purchaser who, after giving effect to such transaction or transactions, would beneficially own shares enabling such person to cast more than 35% of the votes which may be cast by the holders of all shares entitled to vote are entitled to vote generally in the election of directors or more of such votes than the Asbestos Trust is entitled to cast. The Asbestos Trust may, however, effect such an otherwise prohibited transfer if:

                  (1) the transfer is a public sale of shares made in compliance with certain provisions of the U.S. federal securities laws or in certain derivative transactions (as specified in the Articles), or

                  (2) all other holders of Common Shares have an opportunity to participate in the transaction or series of transactions on the same terms as the Asbestos Trust, or

                  (3) in the case of a disposition of shares by the Asbestos Trust pursuant to a merger, consolidation, recapitalization or similar corporate transaction involving the Company, the material terms of the transaction have been approved by a majority of the Company's directors who have no personal financial interest in the transaction or by such vote of the holders of the Common Shares as is required by law, the Company's articles of incorporation or bylaws (as then in effect) or applicable listing standards, provided that, if a transaction referred to in this clause (3) would result in the Asbestos Trust receiving a type or amount of consideration per Common Share that is different from the consideration to be received by other holders of Common Shares, the transaction must be approved by the affirmative vote of the holders of a majority of the Common Shares not beneficially owned by the Asbestos Trust (in addition to any other required shareholder approval).

         The Articles further provide that, until such time as the Asbestos Trust first ceases to be the beneficial owner of at least 20% of the outstanding Voting Shares, any transaction between the Company or any of its subsidiaries and the Asbestos Trust or any affiliate thereof (other than a dividend or other distribution made to all shareholders pro rata to their shareholdings and otherwise on terms which are the same with respect to the Asbestos Trust and all other participating shareholders), shall require review by and approval of a majority of the disinterested directors of the Company (as defined in the Articles), whether or not such review and approval is required by law or applicable listing standards, subject to any exception from such review and approval for transactions of an immaterial nature determined under such criteria as have been approved in advance by a majority of the disinterested directors; provided that, in the case of any transaction involving any change in the shares of the Company, or any dividend, distribution or payment in respect of outstanding shares of the Company, that would result in the Asbestos Trust receiving any dividend, distribution, security, other property or payment that differs from that which would be received by all other holders of Common Shares, then the approval of the holders of a majority of the Common Shares not owned or controlled by the Asbestos Trust shall be required (in addition to approval by any shareholder vote otherwise required, but approval of a majority of the disinterested directors, as such, shall not be required).

         Also until such time as the Asbestos Trust first ceases to be the beneficial owner of at least 20% of the outstanding Common Shares, the Company shall not without the prior, written consent of the Asbestos Trust:

                  (a) authorize any new class of shares (i.e., other than the Common Shares or Preferred Shares);

                  (b) issue any Preferred Shares, other than "Conventional Preferred Shares" as defined in the Articles;

                  (c) adopt a shareholder rights plan of the kind described above in Item 1.01;

                  (d) before the fifth anniversary of the Effective Date, implement any stock option, restricted stock, stock bonus or stock purchase plan, or any similar plan or arrangement, pursuant to which any one or more of the officers, directors or employees of, or consultants to, the Company or any of its subsidiaries, or any person who is the beneficial owner of 5% or more of the Voting Shares, may acquire shares of the Company, except:

                  (1) as permitted by the LTIP,

                  (2) for a dividend reinvestment plan or any plan or arrangement whereby any dividend, distribution, offer, issuance or sale of options, warrants, subscription rights or other equity interests is offered or made to shareholders of the Company generally, substantially in proportion to their shareholdings, or

                  (3) where options or shares are to be issued to a person not previously employed by the Company, as an inducement to such person's entering into an employment or consulting contract with the Company.

         Until the Asbestos Trust first ceases to be the beneficial owner of at least 20% of the outstanding Voting Shares, the Board of Directors is required to present to the shareholders nominations of candidates for election to the Board of Directors (or recommend the election of such candidates as nominated by others) such that, and shall take such other corporate actions as may be reasonably required to provide that, to the best knowledge of the Board of Directors, if such candidates are elected by the shareholders, at least a majority of the members of the Board of Directors shall be independent directors (determined in accordance with the listing standards of the market on which the Common Shares are listed and in compliance with the standards of independence required by Rule 10A-3 under the Exchange Act). In addition, the Board of Directors shall only elect any person to fill a vacancy on the Board of

Directors if, to the best knowledge of the Board of Directors, after such person's election at least a majority of the members of the Board of Directors shall be independent directors.

         The rights of the Common Shareholders, as described above, are subject to the rights of Preferred Shareholders, if any Preferred Shares are issued.

         The Articles and By-laws also require, in effect, the affirmative vote of the Asbestos Trust for the amendment of the provisions of the Articles and By-laws providing to the Asbestos Trust the rights described above.

         On October 2, 2006, the Company issued a press release announcing its emergence from Chapter 11, and discussing certain of the foregoing matters. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

2.1 Fourth Amended Plan of Reorganization, as Modified, dated February 21, 2006, of Armstrong World Industries, Inc., incorporated by reference from Exhibit 2.3 to the Annual Report on Form 10-K of Armstrong World Industries for the year ended December 31, 2005.

3.1 Amended and Restated Certificate of Incorporation of Armstrong World Industries, Inc.

3.2         Bylaws of Armstrong World Industries, Inc.

10.1 Credit Agreement, dated as of October 2, 2006, by and among the Company, certain subsidiaries of the Company as guarantors, Bank of America, N.A., as Administrative Agent, the other lenders party thereto, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as Co-Syndication Agents, and LaSalle Bank National Association and The Bank of Nova Scotia, as Co-Documentation Agents.

10.2 The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust Agreement, dated as of October 2, 2006, by and among Armstrong World Industries, Inc. and, as trustees, Anne M. Ferazzi, Harry Huge, Paul A. Knuti, Lewis R. Sifford and Thomas M. Tully.

10.3 Stockholder and Registration Rights Agreement, dated as of October 2, 2006, by and between Armstrong World Industries, Inc. and the Armstrong World Industries, Inc. Asbestos Personal Injury Asbestos Trust.

10.4        Armstrong World Industries, Inc. 2006 Long-Term Incentive Plan.

10.5 Form of Armstrong World Industries, Inc. 2006 Long-Term Incentive Plan Stock Option Agreement.

10.6 Form of Armstrong World Industries, Inc. 2006 Long-Term Incentive Plan Restricted Stock Award Agreement.

10.7 Form of Armstrong World Industries, Inc. 2006 Long-Term Incentive Plan notice of restricted stock and or option award.

10.8 Form of Indemnification Agreement for directors and officers of Armstrong World Industries, Inc.

99.1        Press Release of Armstrong World Industries, Inc. dated October 2,
            2006.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 2, 2006

                              ARMSTRONG WORLD INDUSTRIES, INC.

                              By: /s/ Walter T. Gangl
                                  ----------------------------------------------
                                  Walter T. Gangl
                                  Deputy General Counsel and Assistant Secretary

                                  EXHIBIT INDEX


Exhibit No.                              Description
-----------                              -----------

2.1 Fourth Amended Plan of Reorganization, as Modified, dated February 21, 2006, of Armstrong World Industries, Inc., incorporated by reference from Exhibit 2.3 to the Annual Report on Form 10-K of Armstrong World Industries for the year ended December 31, 2005.

3.1 Amended and Restated Certificate of Incorporation of Armstrong World Industries, Inc.

3.2         Bylaws of Armstrong World Industries, Inc.

10.1 Credit Agreement, dated as of October 2, 2006, by and among the Company, certain subsidiaries of the Company as guarantors, Bank of America, N.A., as Administrative Agent, the other lenders party thereto, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as Co-Syndication Agents, and LaSalle Bank National Association and The Bank of Nova Scotia, as Co-Documentation Agents.

10.2 The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust Agreement, dated as of October 2, 2006, by and among Armstrong World Industries, Inc. and, as trustees, Anne M. Ferazzi, Harry Huge, Paul A. Knuti, Lewis R. Sifford and Thomas M. Tully.

10.3 Stockholder and Registration Rights Agreement, dated as of October 2, 2006, by and between Armstrong World Industries, Inc. and the Armstrong World Industries, Inc. Asbestos Personal Injury Asbestos Trust.

10.4        Armstrong World Industries, Inc. 2006 Long-Term Incentive Plan.

10.5 Form of Armstrong World Industries, Inc. 2006 Long-Term Incentive Plan Stock Option Agreement.

10.6 Form of Armstrong World Industries, Inc. 2006 Long-Term Incentive Plan Restricted Stock Award Agreement.

10.7 Form of Armstrong World Industries, Inc. 2006 Long-Term Incentive Plan notice of restricted stock and /or option award.

10.8 Form of Indemnification Agreement for directors and officers of Armstrong World Industries, Inc.

99.1        Press Release of Armstrong World Industries, Inc. dated October 2,
            2006.



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